Exhibit 99.1

Yukon Gold Announces Normal Course Issuer Bid

TORONTO, Nov. 12 /CNW/ - Yukon Gold Corporation, Inc. ("Yukon Gold" or the "Company")(TSX: YK) (OTCBB: YGDC) (Frankfurt: W8Y) is pleased to announce today that it has received approval from the TSX Exchange (the "Exchange") to make a Normal Course Issuer Bid (the "Bid") to purchase for cancellation, from time to time, as it considers advisable, up to 1,682,531 of the issued and outstanding Common Shares (being approximately 5% of the 33,650,629 common shares outstanding at November 12, 2008). Purchases will be made on the open market through the facilities of the Exchange. Blackmont Capital Corporation will conduct the Bid on behalf of Yukon Gold. The price which Yukon Gold will pay for any shares purchased by it will be the prevailing market price of such shares on the Exchange at the time of such purchase. Purchases pursuant to the Bid will be made through the facilities of the Exchange and will be subject to the rules of the Exchange including the rules pertaining to the maximum number of shares that may be purchased in any one day, which shall be 13,672 common shares (being 25% of the average daily trading volume of the common shares during the most recently completed six months) other than block purchases that may be made by the Company as permitted by the rules on the Exchange.

The Bid will commence on November 14, 2008 and will terminate on the earlier of November 13, 2009, and the date on which Yukon Gold acquired all of the shares sought pursuant to the bid. Any shares acquired by Yukon Gold pursuant to the bid will be cancelled.

The Board of Directors of Yukon Gold believe that the current and recent market prices of Yukon Gold's shares do not give full effect to their underlying value and that, accordingly, the purchase of shares will increase the proportionate share interest of, and be advantageous to, all remaining shareholders. The normal course purchases will also afford an increased degree of liquidity to Yukon Gold shareholders who would like to dispose of their shares.

THE TSX EXCHANGE DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

About Yukon Gold

Yukon Gold Corporation, Inc. (Yukon Gold) explores and develops mining properties with a commitment to moving projects towards production. Currently there are 33.6M of the Company's common shares outstanding.

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to US Investors - The United States Securities and Exchange Commission (SEC) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The reader is cautioned that the terms "resource," "indicated" and "inferred" are not terms recognized by SEC guidelines for disclosure of mineral properties. Generally, "indicated" and "inferred" estimates do not rise to the level of certainty required by SEC guidelines. The mineralized material described above is not considered a "reserve" as that term is used in the mining industry and in SEC disclosure guidelines. The Company must undertake a feasibility study before it can estimate the value of the Marg Deposit. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 000-51068. You can review and obtain copies of these filings from the SEC's website at http://www.sec.gov/edgar.shtml.

For further information: Yukon Gold Corporation, Inc., Cletus Ryan, VP Corporate Development, (416) 865-9869 or 1-800-295-0671 x12, Email: cryan@yukongoldcorp.com, Website: www.yukongoldcorp.com.